UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2020 (November 16, 2020)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on September 29, 2020, Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (“SMP Holdings”), and Summit Midstream Partners, LLC, a Delaware limited liability company (“Summit Investments”), subsidiaries of Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and, for limited purposes, the Partnership, entered into a Transaction Support Agreement (the “TSA”) with an ad hoc group of SMP Holdings’ lenders under the Term Loan Agreement, dated as of March 21, 2017 (the “Term Loan”), among SMP Holdings, as borrower, the lenders party thereto (the “Term Loan Lenders”) and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “Term Loan Agent”) with respect to a consensual debt discharge and Term Loan restructuring transaction (the “TL Restructuring”). In addition to the ad hoc group of Term Loan Lenders, each of the other Term Loan Lenders either became party to the TSA (thereby becoming a Directing Lender as defined therein) or otherwise provided its consent to the TL Restructuring.

On November 17, 2020 (the “Closing Date”), the TL Restructuring closed, all claims under the Term Loan (the “Term Loan Claims”), including the approximately $155.2 million in principal amount outstanding and all accrued interest thereon under the Term Loan were satisfied and the Term Loan was fully discharged and ceased to exist.

Notice of Default and Strict Foreclosure

On November 16, 2020, the Directing Lenders directed the Term Loan Agent to deliver a notice of default and acceleration (the “Notice of Default”) to SMP Holdings, indicating that a default occurred as a result of SMP Holdings’ failure to pay the amortization payment due on September 30, 2020, as required under Section 2.07(a) of the Term Loan. The Notice of Default declared that the obligations under the Term Loan, totaling approximately $157.6 million, were immediately due and payable. The delivery of the Notice of Default was contemplated by the TSA.

As a result of SMP Holdings’ failure to pay the amounts due upon such acceleration, pursuant to the terms of the TSA and the Strict Foreclosure Agreement, dated as of the Closing Date, between SMP Holdings, Summit Investments and the Term Loan Agent (the “Strict Foreclosure Agreement”), the Directing Lenders directed the Term Loan Agent to execute a strict foreclosure (the “Strict Foreclosure”) on behalf of the Term Loan Lenders on the 2,306,972 common units representing limited partner interests in the Partnership (34,604,581 common units prior to the Partnership’s 1-for-15 reverse unit split on its common units, effective November 9, 2020) held by SMP Holdings and pledged as collateral under the Term Loan (the “Specified Collateral”). Pursuant to the Strict Foreclosure Agreement, on the Closing Date, SMP Holdings and Summit Investments entered into a General Assignment and Bill of Sale, pursuant to which, under Article 9 of the Uniform Commercial Code, SMP Holdings and Summit Investments assigned, transferred and conveyed to the Term Loan Lenders all of their rights and interest in the Specified Collateral.

Pursuant to the Strict Foreclosure, on the Closing Date, the Specified Collateral was distributed to each of the respective Term Loan Lenders on a pro rata basis. In addition, pursuant to the TSA, SMP Holdings paid to each of the Term Loan Lenders its pro rata share of a consent premium of $20.0 million in cash (the “Consent Premium”) and additional consideration of $6.5 million in cash (the “Additional Consideration”). The Specified Collateral, Consent Premium and Additional Consideration were paid to the Term Loan Lenders in full satisfaction of all of SMP Holdings’ obligations under the Term Loan. In exchange, all Term Loan Claims, as well as any claims arising under the DPPO (as defined below), were satisfied, the non-economic general partner interest was released from the collateral package under the Term Loan, and the Term Loan was fully discharged and ceased to exist.

Also on the Closing Date, in connection with the consummation of the TL Restructuring, SMP Holdings, Summit Investments, the Term Loan Agent and the Term Loan Lenders entered into a Mutual Release Agreement (the “Mutual Release”), pursuant to which the parties provided customary mutual releases of all Term Loan Claims, the TL Restructuring, the DPPO and any actions related thereto.

The foregoing descriptions of the Strict Foreclosure Agreement, the General Assignment and Bill of Sale and the Mutual Release do not purport to be complete and are qualified in their entirety by reference to the Strict Foreclosure Agreement, the General Assignment and Bill of Sale and the Mutual Release, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Amendment No. 3 to Contribution Agreement

On the Closing Date, in connection with the TL Restructuring, the Partnership and SMP Holdings entered into Amendment No. 3 (the “Amendment No. 3”) to the Contribution Agreement, dated as of February 25, 2016 (the “Contribution Agreement”), to fully settle (the “DPPO settlement”) the $180.75 million Deferred Purchase Price Obligation (the “DPPO”) that the Partnership owed to SMP Holdings under the Contribution Agreement. In connection with the DPPO settlement, the Partnership made cash payments to SMP Holdings in amounts equal to the Consent Premium, the Additional Consideration and $493,749.96 to pay certain expenses of the Term Loan Agent and the ad hoc group of the Term Loan Lenders incurred in connection with the TL Restructuring.

The foregoing description of the Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 3, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information regarding the TL Restructuring and the satisfaction of the Term Loan Claims under the Term Loan set forth under Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the Notice of Default set forth under Item 1.01 above is incorporated into this Item 2.04 by reference.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Strict Foreclosure Agreement, dated November 17, 2020, by and among Summit Midstream Partners Holdings, LLC, Summit Midstream Partners, LLC and Credit Suisse AG, Cayman Islands Branch.

10.2	General Assignment and Bill of Sale, dated November 17, 2020, by Summit Midstream Partners Holdings, LLC and Summit Midstream Partners, LLC.

10.3*	Mutual Release Agreement, dated November 17, 2020, by and among Summit Midstream Partners Holdings, LLC, Summit Midstream Partners, LLC, the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch.

10.4	Amendment No. 3 to Contribution Agreement, dated November 17, 2020, by and between Summit Midstream Partners Holdings, LLC and Summit Midstream Partners, LP.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Partnership agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Dated: November 17, 2020	/s/ Marc. D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer